SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): May 27, 2005


                                FONIX CORPORATION
             (Exact name of registrant as specified in its Charter)


         Delaware                    0-23862                  87-0380088
(State or other jurisdiction  (Commission File Number)       (IRS Employer
  of incorporation)                                        Identification No.)


9350 South 150 East, Suite 700, Sandy, Utah              84070
(Address of principal executive offices)              (Zip Code)


Registrant's Telephone Number, Including Area Code:  (801) 553-6600

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Item 1.01         Entry into a Material Definitive Agreement
Item 3.02         Unregistered Sales of Equity Securities

         Seventh Equity Line of Credit Agreement

         On May 27, 2005, Fonix Corporation (the "Company") entered into a seventh private equity line agreement (the "Seventh Equity Line Agreement") with Queen, LLC (the "Equity Line Investor"), on terms substantially similar to those of the Sixth Equity Line between the Company and Queen dated November 15, 2004.

     Under the Seventh Equity Line Agreement, the Company has the right to draw up to $20,000,000 against an equity line of credit (the "Seventh Equity Line") from the Equity Line Investor. The Company is entitled under the Seventh Equity Line Agreement to draw certain funds and to put to the Equity Line Investor shares of the Company's Class A common stock in lieu of repayment of the draw. The Company is limited as to the amount of shares it may put to the Equity Line Investor in connection with each put; the Company may not put shares which would cause the Equity Line Investor to own more than 4.99% of the Company's outstanding common stock on the date of the put notice. The number of shares to be issued in connection with each draw is determined by dividing the amount of the draw by 93% of the average of the two lowest closing bid prices of the Company's Class A common stock over the ten trading days after the put notice is tendered. The Equity Line Investor is required under the Seventh Equity Line Agreement to tender the funds requested by the Company within two trading days after the ten-trading-day period used to determine the market price.

         In connection with the Seventh Equity Line Agreement, the Company granted registration rights to the Equity Line Investor and filed a registration statement on Form S-2, which covers the resales of the shares to be issued under the Seventh Equity Line. We anticipate that prior to our putting shares to the Equity Line Investor in connection with the Seventh Equity Line, the Equity Line Investor will have sold all of the shares put to it in connection with the Initial Equity Line, the Second Equity Line, the Third Equity Line, the Fifth Equity Line, and the Sixth Equity Line, and will hold no shares of the Company's Class A common stock.

         The shares of common stock will be issued to Queen under the Seventh Equity Line Agreement without registration under the 1933 Act in reliance on
Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder, including Regulation D. The issuances will be made in connection with a private offering under the Seventh Equity Line Agreement, and no public solicitation or offering was or will be made. The resales of the shares by the Equity Line Investor will be registered under a registration statement on Form S-2. The Equity Line Investor is identified as an underwriter in the registration statement with respect to the shares it receives in connection with the Agreement.

         The Company plans to use the proceeds of draws on the Seventh Equity Line for the capitalization or creation of a joint venture with a strategic partner, to pay part or all of the purchase price for the acquisition of another business or the assets thereof, and/or for working capital purposes.

ITEM 9.01.   Financial Statements and Exhibits

         (a)      Financial Statements

         None

         (b)      Exhibits


     99.1 Seventh Private Equity Line Agreement between Fonix Corporation and Queen LLC, dated May 27, 2005.

     99.2 Registration Rights Agreement between Fonix Corporation and Queen LLC, dated May 27, 2005.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        FONIX CORPORATION
                        (Registrant)


Date: June 3, 2005


                        By: /s/ Roger D. Dudley
                                 Roger D. Dudley
                                 Executive Vice President and
                                 Chief Financial Officer
                                 (Principal Accounting Officer)